Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS RECORD FOURTH QUARTER FINANCIAL RESULTS

•	Fourth quarter sales were a record $90.3 million, up 3% sequentially and 66% versus Q4 2017

•	DynaEnergetics reported a sequential sales decline of 5% versus a forecasted decline of 5% to 10%

•	NobelClad reported a sequential sales increase of 25% versus a forecasted increase of 2%

•	Gross margin was 35% versus 34% in Q3 2018 and 33% in Q4 2017

•	Operating income was $13.1 million; adjusted operating income* was $13.6 million

•	Net income was $15.3 million, or $1.02 per diluted share, while adjusted net income* was $7.0 million, or $0.46 per diluted share

•	Fourth quarter adjusted EBITDA* was $16.9 million

•	Year-end net debt* (total debt less cash and equivalents) was $28.0 million, down from $30.4 million at September 30, 2018 and up from $9.0 million at the end of 2017

BOULDER, Colo. - February 21, 2019 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its fourth quarter and fiscal year ended December 31, 2018.

Fourth quarter sales were a record $90.3 million, up 3% sequentially versus the 2018 third quarter, and a 66% increase versus the 2017 fourth quarter. The results, which exceeded management’s forecasted range of $82 million to $85 million, were principally driven by the accelerated production and delivery of a large chemical-industry order at NobelClad, DMC’s composite metals business. NobelClad also reported stronger-than-expected book-and-ship activity.

Gross margin was 35% versus 34% in the third quarter and 33% in the year-ago fourth quarter. The results were above a forecasted range of 33% to 34% primarily due to a more profitable product mix at NobelClad and improved factory productivity at DynaEnergetics.

Fourth quarter operating income was $13.1 million versus $513,000 in last year's fourth quarter. Net income was $15.3 million, or $1.02 per diluted share, versus a net loss of $2.0 million, or a loss of $0.13 per diluted share, in the year-ago fourth quarter.

Adjusted operating income*, which excludes $561,000 in restructuring charges related to the final phase of NobelClad’s European consolidation program, was $13.6 million. Adjusted net income*, which excludes the restructuring charges and the impact of non-cash tax valuation allowances, was $7.0 million, or $0.46 per diluted share.

Fourth quarter adjusted EBITDA, which includes $2.5 million in litigation expenses, was $16.9 million versus $17.2 million in the 2018 third quarter and $7.7 million in last year’s fourth quarter.

Total debt at December 31, 2018 was $41.4 million and the Company’s debt-to-adjusted EBITDA leverage ratio was 0.7. Net debt* (total debt less cash and cash equivalents) was $28.0 million versus $30.4 million at the end of the 2018 third quarter and $9.0 million at December 31, 2017.

DynaEnergetics
Fourth quarter sales at DynaEnergetics were $63.2 million, down 5% sequentially and an increase of 70% versus last year's fourth quarter. Gross margin was 39%, up from 37% in the 2018 third quarter and 38% in last year's fourth quarter. Operating income was $13.7 million versus $6.6 million in the year-ago fourth quarter. Adjusted EBITDA was $15.2 million versus $8.3 million in the 2017 fourth quarter.

NobelClad
NobelClad reported fourth quarter sales of $27.1 million, up 25% sequentially and a 56% increase versus the 2017 fourth quarter. Gross margin was 25%, flat versus the 2018 third quarter and up from 22% in last year's fourth quarter. Operating income was $2.7 million versus an operating loss of $3.0 million in last year’s fourth quarter. Excluding restructuring charges, adjusted operating income was $3.3 million in the 2018 fourth quarter. Adjusted EBITDA was $4.0 million versus $1.5 million in last year's fourth quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the fourth quarter was 0.87. Order backlog was $29.9 million, down from $36.3 million at the end of the third quarter.

Full-year results
Consolidated full-year sales were a record $326.4 million, up 69% from $192.8 million in 2017. Gross margin was 34% versus 31% in the prior year. Operating income was $37.4 million versus an operating loss of $12.3 million in 2017. Excluding anti-dumping penalties and restructuring charges, 2018 full-year adjusted operating income was $46.5 million.

Full-year net income was $30.5 million, or $2.04 per diluted share, versus a net loss of $18.9 million, or $1.31 loss per diluted share, in 2017. Excluding anti-dumping duties, restructuring charges and the impact of tax valuation allowances, 2018 adjusted net income was $30.7 million, or $2.07 per diluted share.

Full-year adjusted EBITDA, which included $7.6 million in litigation expense, was a record $59.6 million versus $23.1 million in 2017.

DynaEnergetics
Full-year sales at DynaEnergetics were a record $237.4 million, up 96% from $121.3 million in the prior year. Gross margin was 38%, up from 36% in 2017. Operating income was $44.5 million versus $15.5 million in 2017. Adjusted EBITDA was $58.8 million versus $22.8 million in the previous year.

NobelClad
NobelClad reported full-year sales of $89.0 million, up 24% from $71.6 million in 2017. Gross margin was 23% versus 22% in the prior year. Operating income was $6.5 million versus an operating loss of $17.4 million in 2017. Excluding restructuring charges, 2018 adjusted operating income was $7.6 million. Adjusted EBITDA was $10.8 million versus $7.7 million in 2017.

Management Commentary
“The exceptional effort and execution by our teams at DynaEnergetics and NobelClad enabled DMC to deliver record financial results for the fourth quarter and full fiscal year,” said Kevin Longe, president and CEO. “It was an encouraging finish to a year that included a number of important strategic and operational accomplishments.

“During the fourth quarter alone, DynaEnergetics completed its new manufacturing, assembly and administrative facility in Blum, Texas; added several new customers; successfully defended itself in a third consecutive patent-infringement case and resolved two related patent litigation claims; and concluded a prolonged anti-dumping case. Concurrently, NobelClad completed a multi-year consolidation of its European manufacturing operations, shipped the third of three large orders executed in 2018, and commenced a strategic distribution partnership that expands its opportunities in the composite-metals market.

Longe continued, “Despite continued soft crude-oil prices, customer demand for DynaEnergetics’ Factory-assembled, Performance-assured™ DynaStage™ perforating system remained strong. DynaStage is a unique system when compared to other pre-loaded perforating guns that recently have entered the market. A primary point of differentiation is our intrinsically safe initiating system, which combines a detonator, microelectronics and an addressable switch, all in a compact, wireless unit that can be installed in seconds. Customers have reported significant improvements in well-site efficiency due to the simplicity of the arming and gun-string assembly process. In addition, because the system is intrinsically safe, customers can surface test the entire gun string, including all switches and detonators, before deploying the string down hole. This has enabled an industry-leading reliability rate that exceeds 99.9%.”

“DynaEnergetics recently completed successful field trials on its new DS Trinity™ system – a key addition to the DynaStage family. The three shaped charges in DS Trinity are aligned on a single plane, and at 8-inches in length, the system is up to 3.5 times shorter than conventional perforating guns. DynaEnergetics intends to release a 4-inch diameter version of DS Trinity in this year’s second quarter, and a 3 ½-inch diameter version shortly thereafter.

“Our accomplishments during 2018 have enabled us to shift our focus to our primary business objectives: develop differentiated products and applications that improve our customers’ operational and financial performance; and continue to expand the presence of our businesses in their respective markets. We have entered 2019 a stronger company than at any point in our history, and I am encouraged by our prospects for continued growth and positive returns for our stakeholders.”

Guidance
Michael Kuta, CFO, said first quarter 2019 sales are expected to be in a range of $82 million to $85 million versus the $67.3 million reported in the 2018 first quarter. At the business level, DynaEnergetics is expected to report sales in a range of $64 million to $67 million versus the $49.1 million reported in last year’s first quarter, while NobelClad’s sales are expected to be approximately $18 million versus the $18.2 million reported in last year’s first quarter. Gross margin is expected to be approximately 34% versus 34% in last year’s first quarter.

First quarter selling, general and administrative (SG&A) expense is expected to be approximately $16.5 million versus the $13.4 million reported in the 2018 first quarter, while amortization expense is expected to be approximately $400,000.

Adjusted EBITDA is expected to be in a range of $14 million to $15 million versus $11.6 million in last year’s first quarter.

For fiscal 2019, consolidated sales are expected in a range of $350 million to $370 million versus the $326.4 million reported in 2018. Sales at DynaEnergetics are expected in a range of $270 million to $285 million versus the $237.4 million reported in 2018, while NobelClad’s sales are expected in a range of $80 million to $85 million versus the $89.0 million in 2018. Full-year gross margin is expected in a range of 34% to 35% versus the 34% reported in 2018.

Kuta said full-year SG&A should be $60 million to $64 million versus the $61.2 million reported in 2018. The increase relates to an expected step-up in spending on sales and marketing programs at both DynaEnergetics and NobelClad. Full-year amortization expense is expected to be approximately $1.6 million versus the $2.9 million reported in 2018. The decline reflects the full amortization of a portion of DynaEnergetics’ intangible asset balance.

Interest expense in 2019 is expected to be in a range of $2.0 million to $2.25 million. The effective tax rate for 2019 is expected to be approximately 30%.

Adjusted EBITDA is expected to be in a range of $73 million to $78 million, up from 2018 adjusted EBITDA of $59.6 million. Full-year adjusted net income per share is expected in a range of $2.50 to $2.70 versus the $2.07 reported in fiscal 2018.

Capital expenditures in 2019 are expected to be in the range of $25 million to $30 million.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live at: https://www.investornetwork.com/event/presentation/43861, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through February 28, 2019, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #43861.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted operating income (loss), adjusted net income (loss), adjusted diluted earnings (loss) per share, and net debt are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted operating income (loss) is defined as operating income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income (loss) is defined as net income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted diluted earnings (loss) per share is defined as diluted earnings (loss) per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Net debt is defined as lines of credit less cash and cash equivalents. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net debt is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income (loss), adjusted net income (loss) and adjusted diluted earnings (loss) per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income (loss), net income (loss) and diluted earnings (loss) per share, respectively.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangible assets and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: oilfield products and services, and industrial infrastructure. The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive systems used to perforate oil and gas wells. The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. For more information, visit the Company’s website at: http://www.dmcglobal.com.

###

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including first quarter and full-year 2019 guidance on sales and gross margin, SG&A, amortization expenses, earnings per share, adjusted EBITDA, interest expense, and our effective tax rate; the timing of releasing DS Trinity systems into the market, and the prospects for continued growth and enhanced value for DMC stakeholders. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins, fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; the outcome of ongoing regulatory and litigation matters; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended

December 31, 2018.  We do not undertake any obligation to release publicly revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sequential	Year-on-year
NET SALES	$90,318	$87,883	$54,490	3%	66%
COST OF PRODUCTS SOLD	58,879	58,155	36,645	1%	61%
Gross profit	31,439	29,728	17,845	6%	76%
COSTS AND EXPENSES:
General and administrative expenses	10,902	9,630	7,312	13%	49%
Selling and distribution expenses	6,334	5,420	5,169	17%	23%
Amortization of purchased intangible assets	579	769	1,026	-25%	-44%
Restructuring expenses	561	192	3,825	192%	-85%
Anti-dumping duty penalties	—	4,897	—	-100%	N/M
Total costs and expenses	18,376	20,908	17,332	-12%	6%
OPERATING INCOME	13,063	8,820	513	48%	2,446%
OTHER EXPENSE:
Other expense, net	(163)	(335)	(411)	51%	60%
Interest expense, net	(519)	(495)	(447)	-5%	-16%
INCOME (LOSS) BEFORE INCOME TAXES	12,381	7,990	(345)	55%	3,689%
INCOME TAX (BENEFIT) PROVISION	(2,890)	3,080	1,613	-194%	-279%
NET INCOME (LOSS)	15,271	4,910	(1,958)	211%	880%
NET INCOME (LOSS) PER SHARE:
Basic	$1.02	$0.33	$(0.13)	209%	885%
Diluted	$1.02	$0.33	$(0.13)	209%	885%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,576,522	14,571,155	14,386,618	—%	1%
Diluted	14,676,240	14,571,155	14,386,618	1%	2%
DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$0.02	$0.02

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Twelve months ended		Change
	Dec 31, 2018	Dec 31, 2017	Year-on-year
NET SALES	$326,429	$192,803	69%
COST OF PRODUCTS SOLD	215,734	133,412	62%
Gross profit	110,695	59,391	86%
COSTS AND EXPENSES:
General and administrative expenses	38,452	27,135	42%
Selling and distribution expenses	22,761	18,589	22%
Amortization of purchased intangible assets	2,944	4,060	-27%
Restructuring expenses	1,114	4,283	-74%
Anti-dumping duty penalties	8,000	—	N/M
Goodwill impairment charge	—	17,584	-100%
Total costs and expenses	73,271	71,651	2%
OPERATING INCOME (LOSS)	37,424	(12,260)	405%
OTHER EXPENSE:
Other expense, net	(1,202)	(1,376)	13%
Interest expense, net	(1,615)	(1,648)	2%
INCOME (LOSS) BEFORE INCOME TAXES	34,607	(15,284)	326%
INCOME TAX PROVISION	4,134	3,569	16%
NET INCOME (LOSS)	30,473	(18,853)	262%
NET INCOME (LOSS) PER SHARE:
Basic	$2.05	$(1.31)	256%
Diluted	$2.04	$(1.31)	256%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,529,745	14,346,851	1%
Diluted	14,620,635	14,346,851	2%
DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sequential	Year-on-year
Net sales	$63,178	$66,250	$37,085	-5%	70%
Gross profit	24,744	24,505	14,167	1%	75%
Gross profit percentage	39.2%	37.0%	38.2%
COSTS AND EXPENSES:
General and administrative expenses	6,577	5,556	3,663	18%	80%
Selling and distribution expenses	4,016	3,522	3,019	14%	33%
Amortization of purchased intangible assets	482	670	925	-28%	-48%
Restructuring expenses	—	—	—	—%	—%
Anti-dumping duty penalties	—	4,897	—	-100%	—%
Operating income	13,669	9,860	6,560	39%	108%
Adjusted EBITDA	$15,247	$16,352	$8,302	-7%	84%

	Twelve months ended		Change
	Dec 31, 2018	Dec 31, 2017	Year-on-year
Net sales	$237,448	$121,253	96%
Gross profit	90,623	44,029	106%
Gross profit percentage	38.2%	36.3%
COSTS AND EXPENSES:
General and administrative expenses	21,097	13,373	58%
Selling and distribution expenses	14,509	11,054	31%
Amortization of purchased intangible assets	2,541	3,674	-31%
Restructuring expenses	—	458	-100%
Anti-dumping duty penalties	8,000	—	—%
Operating income	44,476	15,470	187%
Adjusted EBITDA	$58,784	$22,807	158%

NobelClad

	Three months ended			Change
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sequential	Year-on-year
Net sales	$27,140	$21,633	$17,405	25%	56%
Gross profit	6,799	5,302	3,759	28%	81%
Gross profit percentage	25.1%	24.5%	21.6%
COSTS AND EXPENSES:
General and administrative expenses	1,217	1,090	826	12%	47%
Selling and distribution expenses	2,216	1,822	2,055	22%	8%
Amortization of purchased intangible assets	97	99	101	-2%	-4%
Restructuring expenses	561	192	3,825	192%	-85%
Operating income (loss)	2,708	2,099	(3,048)	29%	189%
Adjusted EBITDA	$4,047	$3,093	$1,537	31%	163%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

	Twelve months ended		Change
	Dec 31, 2018	Dec 31, 2017	Year-on-year
Net sales	$88,981	$71,550	24%
Gross profit	20,414	15,644	30%
Gross profit percentage	22.9%	21.9%
COSTS AND EXPENSES:
General and administrative expenses	4,522	4,031	12%
Selling and distribution expenses	7,876	7,178	10%
Amortization of purchased intangible assets	403	386	4%
Restructuring expenses	1,114	3,825	-71%
Goodwill impairment charge	—	17,584	-100%
Operating income (loss)	6,499	(17,360)	137%
Adjusted EBITDA	$10,825	$7,736	40%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)
(unaudited)

				Change
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sequential	From year-end

ASSETS

Cash and cash equivalents	$13,375	$11,098	$8,983	21%	49%
Accounts receivable, net	59,709	65,618	49,468	-9%	21%
Inventory, net	51,074	56,496	35,742	-10%	43%
Other current assets	8,058	6,664	5,763	21%	40%

Total current assets	132,216	139,876	99,956	-5%	32%

Property, plant and equipment, net	95,140	79,782	59,872	19%	59%
Purchased intangible assets, net	8,589	9,515	12,861	-10%	-33%
Other long-term assets	4,473	346	394	1,193%	1,035%

Total assets	$240,418	$229,519	$173,083	5%	39%

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$24,243	$25,068	$19,826	-3%	22%
Accrued anti-dumping penalties and duties	8,000	8,000	3,609	—%	122%
Contract liabilities	1,140	4,310	5,888	-74%	-81%
Dividend payable	295	298	295	-1%	—%
Accrued income taxes	9,545	9,299	2,939	3%	225%
Current portion of long-term debt	3,125	—	—	N/M	N/M
Other current liabilities	18,217	18,151	13,070	—%	39%

Total current liabilities	64,565	65,126	45,627	-1%	42%

Long-term debt	38,230	41,454	17,984	-8%	113%
Deferred tax liabilities	379	849	573	-55%	-34%
Other long-term liabilities	2,958	2,700	3,119	10%	-5%
Stockholders' equity	134,286	119,390	105,780	12%	27%

Total liabilities and stockholders' equity	$240,418	$229,519	$173,083	5%	39%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$15,271	$4,910	$(1,958)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation (including capital lease amortization)	1,777	1,628	1,476
Amortization of purchased intangible assets	579	769	1,026
Amortization of deferred debt issuance costs	46	44	31
Stock-based compensation	918	870	850
Deferred income taxes	(3,929)	243	(148)
Gain on disposal of property, plant and equipment	48	4	171
Restructuring expenses	561	192	3,825
Transition tax liability	—	(411)	946
Change in working capital, net	5,822	(125)	10
Net cash provided by operating activities	21,093	8,124	6,229
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(18,521)	(10,373)	(2,887)
Net cash used in investing activities	(18,521)	(10,373)	(2,887)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on revolving loans	(6,150)	(300)	(4,000)
Borrowings on capital expenditure facility	6,010	7,187	—
Payment of dividends	(298)	(298)	(294)
Payment of deferred debt issuance costs	(4)	(179)	(5)
Net proceeds from issuance of common stock	210	2	142
Treasury stock purchases	—	(70)	(1)
Net cash (used in) provided by financing activities	(232)	6,342	(4,158)
EFFECTS OF EXCHANGE RATES ON CASH	(63)	376	938

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,277	4,469	122
CASH AND CASH EQUIVALENTS, beginning of the period	11,098	6,629	8,861
CASH AND CASH EQUIVALENTS, end of the period	$13,375	$11,098	$8,983

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Twelve months ended
	Dec 31, 2018	Dec 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$30,473	$(18,853)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation (including capital lease amortization)	6,576	6,506
Amortization of purchased intangible assets	2,944	4,060
Amortization of deferred debt issuance costs	314	390
Stock-based compensation	3,580	2,975
Deferred income taxes	(3,653)	(556)
Gain on disposal of property, plant and equipment	78	125
Restructuring expenses	1,114	4,283
Goodwill impairment charge	—	17,584
Transition tax liability	(679)	946
Change in working capital, net	(13,109)	(10,713)
Net cash provided by operating activities	27,638	6,747
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(45,095)	(6,186)
Proceeds on sale of property, plant and equipment	—	2
Net cash used in investing activities	(45,095)	(6,184)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (payments) on revolving loans	(1,628)	2,000
Borrowings on capital expenditure facility	25,000	—
Payment of dividends	(1,189)	(1,174)
Payment of deferred debt issuance costs	(314)	(138)
Net proceeds from issuance of common stock	442	296
Treasury stock purchases	(453)	(337)
Net cash provided by financing activities	21,858	647
EFFECTS OF EXCHANGE RATES ON CASH	(9)	1,354

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,392	2,564
CASH AND CASH EQUIVALENTS, beginning of the period	8,983	6,419
CASH AND CASH EQUIVALENTS, end of the period	$13,375	$8,983

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

DMC Global Inc.

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sequential	Year-on-year
Net income (loss)	$15,271	$4,910	$(1,958)	211%	-1%
Interest expense, net	519	495	447	5%	16%
Income tax (benefit) provision	(2,890)	3,080	1,613	-194%	-156%
Depreciation	1,777	1,628	1,476	9%	20%
Amortization of purchased intangible assets	579	769	1,026	-25%	-77%

EBITDA	15,256	10,882	2,604	40%	486%
Restructuring	561	192	3,825	192%	-582%
Anti-dumping duty penalties	—	4,897	—	-100%	—%
Stock-based compensation	918	870	850	6%	8%
Other expense, net	163	335	411	-51%	-152%

Adjusted EBITDA	$16,898	$17,176	$7,690	-2%	120%

	Twelve months ended		Change
	Dec 31, 2018	Dec 31, 2017	Year-on-year
Net income (loss)	$30,473	$(18,853)	262%
Interest expense, net	1,615	1,648	-2%
Income tax provision	4,134	3,569	16%
Depreciation	6,576	6,506	1%
Amortization of purchased intangible assets	2,944	4,060	-27%

EBITDA	45,742	(3,070)	1,590%
Restructuring	1,114	4,283	-74%
Goodwill impairment charge	—	17,584	-100%
Anti-dumping duty penalties	8,000	—	—%
Stock-based compensation	3,580	2,975	20%
Other expense, net	1,202	1,376	-13%

Adjusted EBITDA	$59,638	$23,148	158%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

Adjusted operating income (loss)

	Three months ended			Change
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sequential	Year-on-year
Operating income, as reported	$13,063	$8,820	$513	48%	2,446%
Restructuring programs:
NobelClad	561	192	3,825	192%	-85%
Anti-dumping duty penalties	—	4,897	—	-100%	—%

Adjusted operating income	$13,624	$13,909	$4,338	-2%	214%

	Twelve months ended		Change
	Dec 31, 2018	Dec 31, 2017	Year-on-year
Operating income (loss), as reported	$37,424	$(12,260)	405%
Restructuring programs:
NobelClad	1,114	3,825	-71%
DynaEnergetics	—	458	-100%
Goodwill impairment charge	—	17,584	-100%
Anti-dumping duty penalties	8,000	—	—%

Adjusted operating income	$46,538	$9,607	384%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

Adjusted Net Income and Diluted Income per Share

	Three months ended December 31, 2018
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$12,381	$(2,890)	$15,271	$1.02
Restructuring programs:
NobelClad	561	—	561	0.04
Impact of tax valuation allowances	—	8,860	(8,860)	(0.60)

Net income, excluding charges	$12,942	$5,970	$6,972	$0.46

	Three months ended September 30, 2018
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$7,990	$3,080	$4,910	$0.33
Restructuring programs:
NobelClad	192	—	192	0.01
Anti-dumping duty penalties	4,897	—	4,897	0.34

Net income, excluding charges	$13,079	$3,080	$9,999	$0.68

	Three months ended December 31, 2017
	Pre-Tax	Tax	Net	Diluted EPS
Net loss, as reported	$(345)	$1,613	$(1,958)	$(0.13)
Restructuring programs:
NobelClad	3,825	570	3,255	0.22

Net income, excluding charges	$3,480	$2,183	$1,297	$0.09

	Twelve months ended December 31, 2018
	Pre-Tax	Tax	Net	Diluted EPS
Net income, as reported	$34,607	$4,134	$30,473	$2.04
Restructuring programs:
NobelClad	1,114	—	1,114	0.08
Anti-dumping duty penalties	8,000	—	8,000	0.55
Impact of tax valuation allowances	—	8,860	(8,860)	(0.60)

Net income, excluding charges	$43,721	$12,994	$30,727	$2.07

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

	Twelve months ended December 31, 2017
	Pre-Tax	Tax	Net	Diluted EPS
Net loss, as reported	$(15,284)	$3,569	$(18,853)	$(1.31)
Restructuring programs:
NobelClad	3,825	570	3,255	0.23
DynaEnergetics	458	—	458	0.03
Goodwill impairment charge	17,584	300	17,284	1.21

Net income, excluding charges	$6,583	$4,439	$2,144	$0.16

DynaEnergetics

Adjusted EBITDA

	Three months ended			Change
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sequential	Year-on-year
Operating income	$13,669	$9,860	$6,560	39%	108%
Adjustments:
Anti-dumping duty penalties	—	4,897	—	-100%	N/M
Depreciation	1,096	925	817	18%	34%
Amortization of purchased intangible assets	482	670	925	-28%	-48%

Adjusted EBITDA	$15,247	$16,352	$8,302	-7%	84%

	Twelve months ended		Change
	Dec 31, 2018	Dec 31, 2017	Year-on-year
Operating income	$44,476	$15,470	187%
Adjustments:
Restructuring	—	458	-100%
Anti-dumping duty penalties	8,000	—	—%
Depreciation	3,767	3,205	18%
Amortization of purchased intangible assets	2,541	3,674	-31%

Adjusted EBITDA	$58,784	$22,807	158%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

NobelClad

Adjusted EBITDA

	Three months ended			Change
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sequential	Year-on-year
Operating income (loss)	$2,708	$2,099	$(3,048)	29%	189%
Adjustments:
Restructuring	561	192	3,825	192%	-85%
Depreciation	681	703	659	-3%	3%
Amortization of purchased intangible assets	97	99	101	-2%	-4%

Adjusted EBITDA	$4,047	$3,093	$1,537	31%	163%

	Twelve months ended		Change
	Dec 31, 2018	Dec 31, 2017	Year-on-year
Operating income (loss)	$6,499	$(17,360)	137%
Adjustments:
Restructuring	1,114	3,825	-71%
Goodwill impairment charge	—	17,584	-100%
Depreciation	2,809	3,301	-15%
Amortization of purchased intangible assets	403	386	4%

Adjusted EBITDA	$10,825	$7,736	40%